Exhibit 10.6

SEVENTH SUPPLEMENTAL INDENTURE

dated as of July 27, 2009

to

INDENTURE

dated as of December 3, 2003

Among

GEORGIA GULF CORPORATION,

EACH OF THE SUBSIDIARY GUARANTORS PARTY THERETO

And

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

7 1/8% SENIOR NOTES DUE 2013

SEVENTH SUPPLEMENTAL INDENTURE

This Seventh Supplemental Indenture, dated as of July 27, 2009 (this “Supplemental Indenture”), is among Georgia Gulf Corporation, a Delaware corporation (together with its successors and assigns, “GGC”), each existing Subsidiary Guarantor under the Indenture referred to below, and U.S. Bank National Association, a national banking association (as successor to SunTrust Bank, a Georgia banking corporation), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, GGC, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 3, 2003, by and among GGC, the Subsidiary Guarantors named therein and the Trustee, as amended by that certain First Supplemental Indenture, dated as of April 24, 2007, by and among GGC, the Subsidiary Guarantors named therein and the Trustee, that certain Second Supplemental Indenture, dated as of May 23, 2008, by and among GGC, the Subsidiary Guarantors named therein and the Trustee, that certain Third Supplemental Indenture, dated as of June 4, 2008, by and among GGC, the Subsidiary Guarantors named therein and the Trustee, that certain Fourth Supplemental Indenture, dated as of September 29, 2008, by and among GGC, the Subsidiary Guarantors named therein and the Trustee, that certain Fifth Supplemental Indenture, dated as of October 23, 2008, by and among GGC, the Subsidiary Guarantors named therein and the Trustee and that certain Sixth Supplemental Indenture, dated as of April 13, 2009, by and among GGC, the Subsidiary Guarantors named therein and the Trustee (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 7 1/8% Senior Notes due 2013 of GGC (the “Securities”);

WHEREAS, GGC has offered to exchange (the “Offer”) the outstanding Securities for shares of its convertible preferred stock, $23.89 stated value per share (subject to adjustment) and shares of its common stock, $0.01 par value per share, and has solicited consents of Holders of outstanding Securities to certain amendments to eliminate substantially all of the restrictive covenants, and modify certain events of default and other related provisions, in the Indenture (the “Amendments”), in each case upon the terms and subject to the conditions set forth in the Amended and Restated Confidential Offering Memorandum and Consent Solicitation Statement dated July 2, 2009 (the “Offering Memorandum”);

WHEREAS, GGC and the Subsidiary Guarantors desire to supplement the Indenture to amend certain covenants and other terms and provisions contained in the Indenture as contemplated by the Amendments;

WHEREAS, the Board of Directors of GGC has determined that it is in the best interests of GGC and the Subsidiary Guarantors to make the Amendments;

WHEREAS, Section 9.2 of the Indenture provides, among other things, that GGC, the Subsidiary Guarantors and the Trustee may amend the Indenture with the consent of Holders of at least a majority in principal amount of the Securities then outstanding;

WHEREAS, as of the date hereof, $100,000,000 aggregate principal amount of Securities are issued and outstanding under the Indenture;

WHEREAS, Section 9.3 of the Indenture provides that every amendment to the Indenture or the Securities shall comply with the Trust Indenture Act as then in effect;

WHEREAS, pursuant to a consent solicitation by GGC, GGC received and delivered to the Trustee consents of Holders of at least a majority in aggregate principal amount of the then-outstanding Securities consenting to the Amendments to the Indenture that require such consent, which Amendments are set forth herein; and

WHEREAS, upon execution and delivery of this Supplemental Indenture, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of GGC and each of the Subsidiary Guarantors have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments

SECTION 2.1  Deletion of Certain Sections and Subsections of the Indenture.  The text of each of the following sections and subsections of the Indenture is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted]”:

(a)                                  Section 3.2 (SEC Reports and Available Information);

(b)                                 Section 3.3 (Limitation on Indebtedness);

(c)                                  Section 3.4 (Limitation on Restricted Payments);

(d)                                 Section 3.5 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

(e)                                  Section 3.7 (Limitation on Affiliate Transactions);

(f)                                    Section 3.9 (Limitation on Sales of Capital Stock of Restricted Subsidiaries);

(g)                                 Section 3.10 (Limitation on Liens);

(h)                                 Section 3.11 (Future Subsidiary Guarantors);

(i)                                     Section 3.12 (Limitation on Lines of Business);

(j)                                     Section 3.13 (Maintenance of Office or Agency);

(k)                                  Section 3.14 (Corporate Existence);

(l)                                     Section 3.16 (Payments for Consent);

(m)                               Section 3.17 (Compliance Certificate);

(n)                                 Section 3.18 (Further Instruments and Acts);

(o)                                 Section 3.19 (Statement by Officers as to Default);

(p)                                 Section 4.1 (Merger and Consolidation);

(q)                                 Subsections (6), (9) and (11) of Section 6.1 (Events of Default); and

(r)                                    Subsections (2), (3), (4), (5), (6), (7), (8) and (9) of Section 8.2 (Conditions to Defeasance).

SECTION 2.2  Amendment to Table of Contents.  The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.16, 3.17, 3.18, 3.19 and 4.1 and inserting the text “[Intentionally Omitted]”.

SECTION 2.3  Amendment and Elimination of Certain Definitions.  Any defined terms present in the Indenture, but no longer used as a result of the Amendments made pursuant to this Article II, are hereby eliminated.  Sections 1.1 and 1.2 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Section 2.1 hereof.

SECTION 2.4  Amendment and Elimination of Certain Section References.  The Indenture is amended by deleting all references to sections and subsections of the Indenture that are deleted pursuant to Section 2.1 hereof.

SECTION 2.5  Amendment to the Securities and Guarantees.  The Securities and Guarantees are amended to delete all provisions inconsistent with the Amendments to the Indenture made pursuant to this Article II.

SECTION 2.6  Amendment of Payment Provision.  The text of Section 3.1 of the Indenture is hereby deleted in its entirety and replaced with the following text:

“SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be deemed paid on the date due if on or prior to such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest due on such date and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on the date due pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Nothing in this Section 3.1 shall in any way be deemed to alter or modify the provisions contained in Article VIII hereof, including, without limitation, the conditions to defeasance set forth in Section 8.2.”

ARTICLE III

Effectiveness

SECTION 3.1  Effectiveness; Operativeness; Termination.  This Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto but, notwithstanding an earlier execution date, the Amendments set forth in Article II of this Supplemental Indenture shall not become operative until the settlement date of the Offer as set forth in the Offering Memorandum; provided, however, that if the Offer is terminated or withdrawn, or the Securities are not accepted for exchange, the Amendments set forth in Article II of this Supplemental Indenture will not become operative.  Prior to such settlement date, GGC may terminate this Supplemental Indenture upon written notice to the Trustee.

ARTICLE IV

Miscellaneous

SECTION 4.1  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.2  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.3  Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.4  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, each of the Indenture and the Securities and Guarantees outstanding thereunder is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of, and shall be read and construed together with, the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.5  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 4.6  Successors.  All agreements of GGC in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Supplemental Indenture shall bind its successors.

SECTION 4.7  Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 4.8  Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Blank—Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

GEORGIA GULF CHEMICALS & VINYLS, LLC;
GEORGIA GULF LAKE CHARLES, LLC;
GREAT RIVER OIL & GAS CORPORATION;
ROME DELAWARE CORP.;
ROYAL PLASTICS GROUP (U.S.A.) LIMITED;
PLASTIC TRENDS, INC.;
ROYAL OUTDOOR PRODUCTS, INC.;
ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC.;
ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.;
ROYAL MOULDINGS LIMITED; and
ROYAL GROUP SALES (USA) LTD.

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President

ROYAL WINDOW COVERINGS (USA) L.P.

By: NOVO MANAGEMENT, INC., its general partner

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
(as successor to SUNTRUST BANK), as Trustee

By:	/s/ Jack Ellerin
Authorized Signatory